       As filed with the Securities and Exchange Commission on May 9, 2002
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  LIN TV CORP.
             (Exact Name of Registrant as Specified in its Charter)

                            DELAWARE                                               05-0501252
  (State or Other Jurisdiction of Incorporation or Organization)     (I.R.S. Employer Identification No.)

                         FOUR RICHMOND SQUARE, SUITE 200
                         PROVIDENCE, RHODE ISLAND 02906
              (Address of Registrant's Principal Executive Offices)

                             1998 PHANTOM STOCK PLAN
                             1998 STOCK OPTION PLAN
                        2002 EMPLOYEE STOCK PURCHASE PLAN
                                 2002 STOCK PLAN
                 SUNRISE TELEVISION CORP. 2002 STOCK OPTION PLAN
                            (Full Title of the Plans)

                                 GARY R. CHAPMAN
                             CHIEF EXECUTIVE OFFICER
                         FOUR RICHMOND SQUARE, SUITE 200
                         PROVIDENCE, RHODE ISLAND 02906
                     (Name and Address of Agent For Service)

                                 (401) 454-2880
           Telephone Number, Including Area Code, of Agent For Service

                                   Copies to:

                               ROD D. MILLER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                 Proposed Maximum       Proposed Maximum
          Title of Securities To Be             Amount To Be    Offering Price Per     Aggregate Offering        Amount of
                 Registered                     Registered(1)         Share(2)               Price(2)          Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01 per share    5,832,759            $22.00              128,320,698            $11,805.50
===============================================================================================================================

(1) In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) The amounts are based upon the average of the high and low sale prices for the Class A Common Stock as reported on the New York Stock Exchange on May ___, 2002 and are used solely for purposes of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended.

================================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

              The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.  REGISTRANT INFORMATION  AND EMPLOYEE PLAN ANNUAL INFORMATION.

              Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 1998 PHANTOM STOCK PLAN, 1998 STOCK OPTION PLAN, 2002 EMPLOYEE STOCK PURCHASE PLAN, 2002 STOCK PLAN and SUNRISE TELEVISION CORP. 2002 STOCK OPTION PLAN is available without charge by contacting:

                                  LIN TV Corp.
                           Attn: William A. Cunningham
                          Vice President and Controller
                         Four Richmond Square, Suite 200
                         Providence, Rhode Island 02906
                                 (401) 454-2880

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by LIN TV CORP. (the "Company" or the "Registrant") are incorporated herein by reference:

                           (1) The Registrant's prospectus that was a part of the Registrant's Registration Statement on Form S-1 (File No. 333-83068), which prospectus was filed on May 6, 2002 pursuant to Rule 424(b) under the Securities Act.

                           (2) The Registrant's Registration Statement on Form 8-A filed with the Commission on May 1, 2002; and

                           (2) The description of the Registrant's Class A Common Stock contained in the registration statement on Form 8-A referred to (1) above

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all documents filed by the Plans subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

         Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

         Reference is made to the Registration Rights Agreement filed as Exhibit
4.2 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-83068). Under the Registration Rights Agreement, the Registrant will indemnify any stockholder that demands or participates and any underwriter that participates in a registration pursuant to the terms of the Registration Rights Agreement, as well as each of their respective officers, directors and control person, from and against any losses, claims, damages or liabilities, joint or several, to which such indemnified persons may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of material fact contained therein, or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Reference is made to the Registrant's Amended and Restated Bylaws filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-83068). Our Amended and Restated By-laws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

         The Registrant has purchased certain liability insurance for its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

         A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Providence, State of Rhode Island, on this 9th day of May, 2002.

                                         LIN TV CORP.

                                         By:  /s/ GARY R. CHAPMAN
                                            ------------------------------------
                                            Gary R. Chapman
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary R. Chapman and William A. Cunningham, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                       Title                                               Date
----------                       -----                                               ----
/s/ GARY R. CHAPMAN              Chairman of the Board of  Directors, and Chief      May 9, 2002
----------------------------     Executive Officer
Gary R. Chapman                  (Principal Executive Officer)


/s/ WILLIAM A. CUNNINGHAM        Vice President and Controller                       May 9, 2002
----------------------------     (Principal Accounting Officer)
William A. Cunningham

/s/ DEBORAH R. JACOBSON          Vice President of Corporate Development and         May 9, 2002
----------------------------     Treasurer
Deborah R. Jacobson              (Principal Financial Officer)


/s/ RANDALL S. FOJTASEK          Director                                            May 9, 2002
----------------------------
Randall S. Fojtasek


/s/ ROYAL W. CARSON, III         Director                                            May 9, 2002
----------------------------
Royal W. Carson, III

                                  EXHIBIT INDEX

 EXHIBIT
 NUMBER           DESCRIPTION
 -------          -----------
   4.1      -     Second Amended and Restated Certificate of Incorporation of
                  LIN TV Corp. (incorporated by reference to Exhibit 3.1 to the
                  Registrant's Registration Statement on Form S-1 (Registration
                  No. 333-83068)).
   4.2     --     1998 Stock Option Plan (incorporated by reference to Exhibit
                  10.16 to the Registrant's Registration Statement on Form S-1
                  (Registration No. 333-83068)).
   4.3     --     1998 Phantom Stock Plan (incorporated by reference to Exhibit
                  10.17 to the Registrant's Registration Statement on Form S-1
                  (Registration No. 333-83068)).
   4.4     --     2002 Stock Plan (incorporated by reference to Exhibit 10.23 to the Registrant's Registration Statement on Form S-1
                  (Registration No. 333-83068)).
   4.5     --     2002 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.25 to the Registrant's Registration Statement on
                  Form S-1 (Registration No. 333-83068)).
   4.6     --     Sunrise Television Corp. 2002 Stock Option Plan.
   5.1     --     Opinion of Weil, Gotshal & Manges LLP as to the legality of the securities issued hereby. *
  23.1     --     Consent of Weil, Gotshal & Manges LLP (included in the
                  opinions filed as Exhibit 5.1 to this Registration Statement).
  23.2     --     Consent of PricewaterhouseCoopers LLP, independent
                  accountants.*
  23.3     --     Consent of Arthur Andersen LLP, independent accountants.*
  24.1     --     Power of Attorney for LIN TV Corp. (included on the signature page to this Registration Statement).
  99.1     --     Arthur Andersen LLP letter. *

----------
*Filed herewith.